SECOND AMENDMENT
     This SECOND AMENDMENT (this “Amendment”) is dated as of May 17, 2005 and is entered into by and between HOLLY CORPORATION, a Delaware corporation (the “Borrower”), each of the lenders signatory hereto, and BANK OF AMERICA, N.A., in its capacity as the Administrative Agent for the Lenders under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).
RECITALS:
     WHEREAS, pursuant to that certain Credit Agreement, dated as of July 1, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto (collectively, the “Lenders”), the Administrative Agent, Guaranty Bank and PNC Bank, National Association, as co-documentation agents, and Union Bank of California, N.A., as syndication agent, the Lenders have agreed to make certain Loans and issue certain Letters of Credit to and for the benefit of the Borrower;
     WHEREAS, the Borrower has requested that Required Lenders agree to waive and amend certain provisions of the Credit Agreement as more fully described below and the Required Lenders are willing to so agree; and
     WHEREAS, unless otherwise defined herein, capitalized terms used in this Amendment shall have the same definitions as are contained in the Credit Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and incorporating the foregoing recitals herein, the parties hereto agree as follows.
SECTION I.
AMENDMENTS
     Subject to the terms and conditions set forth in this Amendment (including, without limitation, Section III) and in reliance on the representations and warranties of the Borrower set forth herein, the Credit Agreement is amended as follows:
(a)	A new definition is added in alphabetical order in Section 1.01 of the Credit Agreement as follows:
“Share Repurchase Program” means the repurchase by the Borrower, subsequent to May 10, 2005, of its common stock, par value $.01 per share, for an aggregate amount not to exceed $100,000,000.
(b)	Section 7.06(d) is amended by (i) adding the words “of all such dividends, purchases, redemptions and other acquisitions made after March 31, 2005” following the words “aggregate amount” in the third line therein and (ii) deleting each reference therein to “March 31, 2004” and replacing it with “March 31, 2005”.

(c)	Section 7.06 is amended by deleting the word “and” at the end of clause (c) therein, deleting the “.” at the end of clause (d) and replacing it with “; and” and adding a new clause (e) as follows:
“(e) the Borrower may purchase, redeem or acquire shares of its common stock, $.01 par value per share, pursuant to the Share Repurchase Program; provided that immediately after giving effect to such proposed action, no Default would exist.”
(d)	Section 7.11(a) is amended by adding the following at the end of such section:
“minus 75% of the aggregate amount spent by the Borrower for the repurchase of its Common Stock, par value $.01 per share, pursuant to the Share Repurchase Program.”
SECTION II.
REPRESENTATIONS AND WARRANTIES
     The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof as follows:
     2.1 Corporate Power. The Borrower has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the other Loan Documents. The execution, delivery and performance by the Borrower of this Amendment, and the performance by the Borrower and by each other Loan Party of each Loan Document to which it is a party have been duly approved by all necessary corporate action of such Loan Party and no other corporate proceedings on the part of such Loan Party are necessary to consummate such transactions.
     2.2 Authorization and Enforceability. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and each other Loan Document is the legal, valid and binding obligation of each Loan Party hereto and thereto, enforceable against such Loan Party in accordance with its terms, and is in full force and effect.
     2.3 Defaults. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
SECTION III.
CONDITIONS TO EFFECTIVENESS
     This Amendment shall not be effective until each of the following conditions precedent shall have been satisfied.
     3.1 Execution. The Borrower, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment to the Administrative Agent.

2

     3.2 Representations and Warranties. Each of the representations and warranties in Section III above shall be true and correct as of the date of this Amendment.
SECTION IV.
MISCELLANEOUS.
     4.1 Limited Effect. Except as otherwise expressly set forth herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms and are hereby confirmed and ratified. To the extent that any existing provision of the Credit Agreement or any other Loan Document is inconsistent with the specific provisions of this Amendment, the provisions of this Amendment shall control.
     4.2 No Novation. This Amendment shall not be deemed or construed to be a satisfaction, restatement, novation or release of the Credit Agreement or of any of the other Loan Documents or a waiver by the Administrative Agent or any Lender of any of the defenses, rights or remedies of the Administrative Agent and the Lenders under the Credit Agreement or any of the other Loan Documents or at law or in equity or otherwise.
     4.3 Reaffirmation. The Borrower hereby reaffirms each and every covenant, condition, obligation and provision set forth in the Loan Documents other than as specifically amended by this Amendment.
     4.4 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     4.5 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     4.6 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     4.7 Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
     4.8 Construction. The Borrower acknowledges that it has been represented by its own legal counsel in connection with the negotiation, execution and delivery of this Amendment, that it has exercised independent judgment with respect to this Amendment, and that it has not

3

relied on the Administrative Agent or any Lender or on the Administrative Agent’s or any Lender’s counsel for any advice with respect to this Amendment.
[Signature page follows]

4

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date first set forth above.

BORROWER: HOLLY CORPORATION, a Delaware corporation, as Borrower
By:	/s/ Stephen J McDonnell
	Name:	Stephen J McDonnell
	Title:	Vice President & CFO

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., in its capacity as Administrative Agent for and on behalf of the Lenders
By:	/s/ Claire Liu
	Name:	Claire Liu
	Title:	Senior Vice President

5

LENDERS: BANK OF AMERICA, N.A., as a Lender
By:	/s/ Claire Liu
	Name:	Claire Liu
	Title:	Senior Vice President

[Signature Page to Holly Corporation Second Amendment to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Marc Muehleman
	Name:	Marc Muehleman
	Title:	Vice President

[Signature Page to Holly Corporation Second Amendment to Credit Agreement]

GUARANTY BANK, as a Lender
By:	/s/ Jim R. Hamilton
	Name:	Jim R. Hamilton
	Title:	Senior Vice President

[Signature Page to Holly Corporation Second Amendment to Credit Agreement]

UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	/s/ Sean Murphy
	Name:	Sean Murphy
	Title:	Vice President

[Signature Page to Holly Corporation Second Amendment to Credit Agreement]

HIBERNIA NATIONAL BANK, as a Lender
By:	/s/ Corwin Dupree
	Name:	Corwin Dupree
	Title:	Assistant Vice-President

[Signature Page to Holly Corporation Second Amendment to Credit Agreement]

REGIONS BANK, as a Lender
By:	/s/ ILLEGIBLE
	Name:	ILLEGIBLE
	Title:	ILLEGIBLE

[Signature Page to Holly Corporation Second Amendment to Credit Agreement]

RZB FINANCE LLC, as a Lender
By:	/s/ John A. Valiska
	Name:	JOHN A. VALISKA
	Title:	First Vice President

By:	/s/ Christoph Hoedl
	Name:	CHRISTOPH HOEDL
	Title:	Group Vice President

[Signature Page to Holly Corporation Second Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Mark E. Thompson
	Name:	Mark E. Thompson
	Title:	Vice President

[Signature Page to Holly Corporation Second Amendment to Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ M. Jarrod Bourgeois
	Name:	M. Jarrod Bourgeois
	Title:	Assistant Vice President

[Signature Page to Holly Corporation Second Amendment to Credit Agreement]